Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter


Nuveen New York AMT-Free Quality Municipal Income Fund f/k/a Nuveen New York AMT-Free Municipal Income Fund


811-21211


The Registrants Charter (Declaration of Trust) was amended on December 28, 2016 to change the name of the fund.
Attached please find a copy of the Certificate of Name
Change Amendment, filed in the Commonwealth of Massachusetts on December 23, 2016, to be used as an exhibit under Sub-Item 77Q1(a) of this Form N-SAR.